Exhibit 5 and 23(c)





                                                      April 21, 1995


The Travelers Insurance Company
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

     With reference to Post-Effective Amendment No. 6 on Form S-2 to the Registration Statement on Form S-1 filed by The Travelers Insurance Company with the Securities and Exchange Commission covering Group and Individual Modified Guaranteed Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue Group and Individual Modified
        Guaranteed Annuity Contracts by the Insurance Commissioner of the State of Connecticut.

     2. The Group Modified Guaranteed Annuity Contracts covered by the above-referenced registration statement have been approved and authorized by the Insurance Commissioner of the State of Connecticut, and the Individual Modified Guaranteed Annuity Contracts, which are issued only in the State of New York, have been approved and authorized by the Insurance Commissioner of the State of New York. The Group and Individual Modified Guaranteed Annuity Contracts, when issued, will be valid, legal and binding obligations of The
        Travelers Insurance Company.

     I hereby consent to the filing of this opinion as an exhibit to the above-referenced Post-Effective Amendment and to the reference to such opinion under the caption "Legal Opinion" in the Prospectuses constituting a part of Post-Effective Amendment No. 6.


                                               Sincerely,

                                               /s/Ernest J. Wright

                                               Ernest J. Wright
                                               General Counsel
                                               Life and Annuities Division
                                               The Travelers Insurance Company